As filed with the Commission on April 6, 1995    File No. 33-
                                                             - - - - -

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                             - - - - - - - - -
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                             - - - - - - - - -
                           BOSTON EDISON COMPANY
            (Exact name of issuer as specified in its charter)

            Massachusetts                                 04-1278810
- ----------------------------------                      ------------------
     (State or other jurisdiction                       (IRS Employer
     incorporation or organization)                       Identification No.)

                              800 Boylston Street
                           Boston, Massachusetts  02199
        ----------------------------------------------------------
       (Address of principal executive offices, including zip code)

        BOSTON EDISON NEGOTIATED SAVINGS PLAN FOR PRODUCTION AND
                MAINTENANCE EMPLOYEES (1994 RESTATEMENT)
                          (Full title of Plan)

          Theodora S. Convisser              Copy to:
          Boston Edison Company              David A. Fine, Esq.
          800 Boylston Street                Ropes & Gray
          Boston, MA  02199                  One International Place
          (617) 424-2000                     Boston, Massachusetts  02110
          -----------------------------
          (Name, address and telephone
          number of agent for service)

                      CALCULATION OF REGISTRATION FEE

______________________________________________________________________________
Title of            Amount         Proposed        Proposed     Amount of
Securities          to be          maximum         maximum      registration
to be               registered(1)  offering        aggregate    fee(2)
registered                         price per(2)    offering
                                   share           price(2)
______________________________________________________________________________

Common Stock      400,000           $23.75          $ 9,500,000   $3,276.00

par value $1.00
______________________________________________________________________________

(1)  To be purchased from time to time for participants in the Plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high ($24) and low ($23 1/2) prices of the Boston Edison Company Common Stock, par value $1.00, reported on the New York Stock Exchange on March 31, 1995, which date is within five (5) business days of the date of the filing hereof.

INTEREST IN PLAN. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                          Exhibit Index on Page 4

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     Boston Edison Company (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

     (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) The latest annual report of the Boston Edison Negotiated Savings Plan for Production and Maintenance Employees for the fiscal year ended
December 31 1993, filed pursuant to Section 13(a) or 15(d) of the Exchange
Act.

     (c) The description of the Company's Common Stock, $1.00 par value, contained in the Company's Registration Statement on Form 10 (Registration No. 1-904) in respect of the Company's Common Stock, filed pursuant to
Section 12 of the Exchange Act.

     (d) All other reports filed by the registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act, since the end of the fiscal year covered by the registrant's annual report referred to above.


Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The corporation shall to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers, or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise)against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a director, officer or trustee, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office, or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Each director or officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account of the corporation, reports made to the corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the directors, or upon other records of the corporation. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid by the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section.
The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this section, the terms" director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending.
Nothing contained in this section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

     Section 67 of Chapter 156B of the Massachusetts General Laws provides that indemnification of directors and officers may be provided to the extent specified or authorized by the articles of organization or bylaws.

     The Company has purchased two-part policies of insurance covering directors' and officers' liability and reimbursement of the Company for indemnification of a director or officer. The policies covering directors' and officers' liability provide for payment on behalf of a director or officer of any Loss (defined to include among other things damages, judgments, settlements, costs and expenses) arising from claims against such director or officer by reason of any Wrongful Act (as defined) subject to certain exclusions.

Item 8.   EXHIBITS.

Exhibit                                                Page
Number                                                Number
- ------                                                ------

4.1      Boston Edison Negotiated Savings Plan for
         Production and Maintenance Employees
         (1994 Restatement).                                8

4.2      Boston Edison Negotiated Savings Plan
         Trust Agreement (filed with the Securities and Exchange Commission as Exhibit 4.2 to the Company's Registration Statement on Form S-8,
         No. 33-48425, incorporated herein by reference).

4.2.1    Fourth Amendment to Trust Agreement Between
         Fidelity Management Trust Company and
         Boston Edison Company.                            84

24.1     Consent of Coopers & Lybrand L.L.P.               92

25.      Power of Attorney.                                93


Pursuant to Item 8(b) of Form S-8, the Registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal
Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

Item 9.  UNDERTAKINGS.

    (a)  The undersigned registrant hereby undertakes:

         (1)  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of
1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-
effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and
                        --------  -------
(a)(1)(ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities
Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2)  that, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
        ---------
                                      -4-

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the
Securities Exchange Act of 1934 (and where applicable, each filing employee benefit plan's annual report pursuant to Section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                                          ---------
thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                                      -5-

                                SIGNATURES

The Issuer
- ----------
    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly authorized this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and the Commonwealth of Massachusetts, on
this 3rd day of April, 1995.

                                               BOSTON EDISON COMPANY


                                        By: /S/ CHARLES E. PETERS, JR.
                                            --------------------------
                                                CHARLES E. PETERS, JR.
                                         Senior Vice President - Finance

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE OFFICER:
THOMAS J. MAY, Chairman of the Board
and Chief Executive Officer

PRINCIPAL FINANCIAL OFFICER:
CHARLES E. PETERS, JR., Senior Vice President - Finance

PRINCIPAL ACCOUNTING OFFICER:
ROBERT J. WEAFER, JR., Vice President,
Controller and Chief Accounting Officer

DIRECTORS:                   By:/S/ CHARLES E. PETERS, JR.
                                --------------------------
                                CHARLES E. PETERS, JR.
                                (as attorney-in-fact and
                                    on his own behalf as
WILLIAM F. CONNELL           Principal Financial Officer)
GARY L. COUNTRYMAN
GEORGE W. DAVIS
THOMAS G. DIGNAN, JR.           April 3, 1995
CHARLES K. GIFFORD
NELSON S. GIFFORD
KENNETH I. GUSCOTT
MATINA S. HORNER
THOMAS J. MAY
SHERRY H. PENNEY
BERNARD W. REZNICEK
HERBERT ROTH, JR.
STEPHEN J. SWEENEY
PAUL E. TSONGAS

The Plan
- --------

Pursuant to the requirements of the Securities Act of 1933, the Boston Edison Negotiated Savings Plan for Production and Maintenance Employees has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and in the Commonwealth of Massachusetts, this 3rd day of April, 1995.

                   BOSTON EDISON NEGOTIATED SAVINGS
                   PLAN FOR PRODUCTION AND MAINTENANCE
                   EMPLOYEES



                   By:/S/ CHARLES E. PETERS, JR.
                      --------------------------
                      Plan Administrator

                                      -7-